Exhibit 11(a)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectus and Statement of Additional Information constituting part of Post-Effective Amendment No. 54 to the Registration Statement on Form N-1A of Fidelity Charles Street Trust: Fidelity Asset Manager, Fidelity Asset Manager:
Growth, Fidelity Asset Manager: Income, Fidelity Short-Intermediate Government Fund, Fidelity Short-Intermediate Government Fund, Spartan Short-Term Income Fund, and Spartan Investment Grade Bond Fund, of our reports dated November 1, 1995 for Fidelity Short-Intermediate Government Fund, dated November 3, 1995 for Spartan Short-Term Income Fund and Spartan Investment Grade Bond Fund, and dated November 7, 1995 for Fidelity Asset Manager, Fidelity Asset Manager: Growth, and Fidelity Asset Manager: Income on the financial statements and financial highlights included in the September 30, 1995 Annual Reports to Shareholders of Fidelity Asset Manager, Fidelity Asset Manager: Growth, Fidelity Asset Manager: Income, Fidelity Short-Intermediate Government Fund, Fidelity Short-Intermediate Government Fund, Spartan Short-Term Income Fund, and Spartan Investment Grade Bond Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/PRICE WATERHOUSE LLP
   PRICE WATERHOUSE LLP
Boston, Massachusetts
November 14, 1995